Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Tenon Medical, Inc. on Form S-1, Post Effective Amendment No.1 (No. 333-272488) of our report dated March 10, 2023, with respect to our audits of the consolidated financial statements of Tenon Medical, Inc. and Subsidiary as of December 31, 2022, and for the year then ended. We also consent to the reference of our firm under the heading “Experts” in this Registration Statement.

ArmaninoLLP

San Jose, California

May 9, 2024